Additional Reporting Owners

Name: Drawbridge Special Opportunities Offshore Fund Ltd.
Address: 1345 AVENUE OF THE AMERICAS
NEW YORK, NY 10105
Relationship: 10% Owner
Date: 11/10/2009
Signature: /s/ Glenn Cummins, as Authorized Signatory of Drawbridge Special Opportunities Offshore Fund Ltd.

Name: Drawbridge Special Opportunities Offshore GP LLC
Address: 1345 AVENUE OF THE AMERICAS
NEW YORK, NY 10105
Relationship: 10% Owner
Date: 11/10/2009
Signature: /s/ Glenn Cummins, as Authorized Signatory of Drawbridge Special Opportunities Offshore GP LLC

Name: Drawbridge Special Opportunities Intermediate Fund L.P.
Address: 1345 AVENUE OF THE AMERICAS
NEW YORK, NY 10105
Relationship: 10% Owner
Date: 11/10/2009
Signature: /s/ Glenn Cummins, as Authorized Signatory of Drawbridge Special Opportunities Offshore GP LLC, general partner of Drawbridge Special Opportunities Intermediate Fund L.P.